                            NEWS

www.republicbancorp.com	Nasdaq: RBNC

FOR FURTHER INFORMATION:

Thomas F. Menacher	Kristine D. Brenner
Exec.V.P., Treasurer & CFO	Director of Investor Relations
tmenacher@republicbancorp.com	kbrenner@republicbancorp.com
(989) 725-7337	(989) 725-7337

REPUBLIC BANCORP REPORTS
SECOND QUARTER RESULTS

————————————

Second Quarter Highlights Include:

•	Earnings per share of $.22
•	Return on equity of 16.08%
•	Total assets of $6.3 billion
•	Annualized portfolio loan growth of 7%
•	Efficiency ratio of 43.38%, well below peer

ANN ARBOR, Michigan—July 19, 2006—Republic Bancorp Inc., (Nasdaq: RBNC), today announced net income for the quarter ended June 30, 2006 of $16,396,000, compared to net income of $17,475,000 earned in the second quarter of 2005. Diluted earnings per share were $.22 for the quarter, compared to $.23 in the second quarter of 2005. Net income generated returns of 1.05% on average assets and 16.08% on average shareholders’ equity for the quarter ended June 30, 2006.

Net income for the six months ended June 30, 2006 was $32,813,000, compared to net income of $34,782,000 earned for the same period in 2005. For the six month period ending June 30, 2006, diluted earnings per share were $.44, compared to $.45 earned in 2005. Annualized returns on average assets and average shareholders’ equity for the first six months of 2006 were 1.06% and 16.04%, respectively.

“We are pleased to report another quarter of solid performance for the Company,” commented Dana M. Cluckey, President and Chief Executive Officer. “Total assets continue to grow, driven by annualized portfolio loan growth of 7%. Also, our variable cost structure and tight control over expenses is reflected in the 6% decrease in noninterest expense compared to the prior year, resulting in an efficiency ratio of 43%,” added Mr. Cluckey.

Results for the second quarter of 2006 reflect growth in the commercial and residential loan portfolio. The Commercial banking division had commercial loan closings of $122 million and SBA loan closings of $12 million during the quarter. The Company’s commercial loan portfolio grew $25 million, or 6% annualized, during the second quarter of 2006.

Also, during the second quarter of 2006, the Mortgage banking division originated $292 million of single family residential mortgages, an increase of 30% over the first quarter of 2006. The mortgage loan pipeline of applications in process was $300 million at June 30, 2006, down $20 million from March 31, 2006. The Company’s residential real estate mortgage loan portfolio increased $59 million from March 31, 2006, an annualized growth rate of 10%.

The Retail banking division had consumer loan closings, primarily home equity lines of credit and term loans, of $80 million during the second quarter of 2006, an increase of 23% over the first quarter of 2006. Retail deposits increased $21 million, or 1%, during the quarter ended June 30, 2006.

Income Statement
Net interest income decreased $1.2 million, or 3%, for the second quarter of 2006 compared to the first quarter of 2006. The decrease was primarily the result of a 2% increase in average earning assets for the quarter ended June 30, 2006 being offset by a decline in the net interest margin. For the quarter ended June 30, 2006, the Company’s net interest margin was 2.54%, a decrease of 13 basis points from the quarter ended March 31, 2006.

Total noninterest income, excluding mortgage banking income, was $5.8 million for the quarter ended June 30, 2006, up 6% from the first quarter of 2006. The increase was primarily due to an 11% increase in service charges. Mortgage banking income for the quarter ended June 30, 2006 was $2.2 million, an increase of 19% from the first quarter of 2006 due primarily to a 9% increase in mortgage loan sales compared to the first quarter of 2006.

Total noninterest expense decreased $895,000, or 4%, for the quarter ended June 30, 2006 compared to the first quarter of 2006. The decrease was primarily a result of a decline of $914,000 in salaries and employee benefits.

The Company’s efficiency ratio for the quarter ended June 30, 2006 was 43.38%, which compares very favorably to peer group.

Asset Quality and Capital
Net charge-offs to total average loans were 8 basis points for the quarter ended June 30, 2006 and remain substantially below the Company’s peer group. Total non-performing assets increased 7% from March 31, 2006, due to an increase in non-accrual commercial loans.

During the quarter ended June 30, 2006, 265,000 shares were repurchased under the Company’s 2005 Stock Repurchase Program at an average price of $11.45. The 2005 and 2006 Stock Repurchase Programs have 2,348,152 shares available for repurchase at June 30, 2006.

The Company’s capital ratios continue to be well in excess of the requirements for a well-capitalized bank. At June 30, 2006, the Company’s Total risk-based capital ratio was 12.03% and the Tier 1 leverage ratio was 7.52%.

Announced Merger with Citizens Banking Corporation
On June 27, 2006, Citizens Banking Corporation (NASDAQ symbol CBCF) and Republic Bancorp announced that they have agreed to merge Republic into Citizens to create the new Citizens Republic Bancorp in a transaction valued at approximately $1.048 billion in stock and cash. The transaction is projected to close in the fourth quarter of 2006, subject to regulatory and shareholder approvals. Based on March 31, 2006 information, Citizens Republic Bancorp will have $13.9 billion in assets, $8.6 billion in deposits, $2.6 billion in trust assets under administration, and 275 branches and loan production offices in five Midwest states.

About the Company
Republic Bancorp Inc., with $6.3 billion in assets, is the third largest bank holding company headquartered in Michigan and the 80th largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 91 retail, commercial and mortgage banking offices and 90 ATMs. Republic has consistently been the #1 Small Business Administration bank lender based in Michigan and one of the Midwest’s top retail mortgage lenders. Republic was named the 17th Best Company to Work For by FORTUNE magazine (marking the 6th year on FORTUNE’s “100 Best Companies to Work For” list) and named to Working Mother magazine’s list of “100 Best Companies for Working Mothers” for the fifth year in a row.

Information about Republic Bancorp Inc.’s financial results and its products and services, including on-line banking and mortgage applications can be accessed at www.republicbancorp.com.

Cash Dividend
The Company currently pays an annual cash dividend of $.44 per share, which represents an annual yield of approximately 3.5% based on the Company’s current stock price.

Safe Harbor Statement
As with any statements other than those reflecting historical facts, forward-looking statements contained in this announcement involve risk, and, as such, future financial performance may differ from current expectations due to a variety of marketplace factors. These factors include, without limitation, those disclosed in Republic Bancorp’s most recent filings on Form 10-K and Form 10-Q with the Securities and Exchange Commission.

REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2006	March 31, 2006	Dec. 31, 2005	June 30, 2005
	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$64,019	$47,505	$52,527	$55,575
Mortgage loans held for sale	56,127	24,600	38,259	143,589
Securities available for sale	902,926	926,912	861,623	835,285
Securities held to maturity (at cost)	215,230	222,213	227,262	252,527
Loans, net of unearned income	4,829,488	4,746,970	4,628,258	4,533,129
Less allowance for loan losses	(43,124)	(42,342)	(42,122)	(41,871)
Net loans	4,786,364	4,704,628	4,586,136	4,491,258
Federal Home Loan Bank stock (at cost)	80,437	80,529	80,525	80,514
Premises and equipment	26,605	26,887	26,586	25,687
Bank owned life insurance	118,491	117,509	116,519	114,414
Other assets	96,391	92,887	92,329	76,379
Total assets	$6,346,590	$6,243,670	$6,081,766	$6,075,228

LIABILITIES
Noninterest-bearing deposits	$294,663	$277,791	$284,932	$308,730
Interest-bearing deposits:
NOW accounts	180,375	185,461	187,190	196,221
Savings and money market accounts	830,175	859,322	932,048	988,449
Retail certificates of deposit	1,191,906	1,153,593	1,102,188	1,013,567
Wholesale deposits	564,328	607,808	636,585	528,119
Total interest-bearing deposits	2,766,784	2,806,184	2,858,011	2,726,356
Total deposits	3,061,447	3,083,975	3,142,943	3,035,086
Federal funds purchased and other short-term borrowings	643,823	718,153	709,300	719,775
Short-term FHLB advances	500,000	375,000	218,000	362,500
Long-term FHLB advances and security repurchase agreements	1,621,467	1,547,071	1,489,432	1,434,934
Accrued expenses and other liabilities	62,669	62,984	67,632	63,826
Long-term debt	50,000	50,000	50,000	50,000
Total liabilities	5,939,406	5,837,183	5,677,307	5,666,121

SHAREHOLDERS’ EQUITY
Preferred stock, $25 stated value: $2.25 cumulative
and convertible; 5,000,000 shares authorized,
none issued and outstanding	-	-	-	-
Common stock, $5 par value; 100,000,000 shares
authorized; 74,451,000, 74,684,000, 74,976,000, and 76,126,000 issued and outstanding, respectively	372,257	373,422	374,882	346,026
Capital surplus	33,777	34,841	36,721	41,233
Retained earnings	19,519	11,307	3,114	23,024
Accumulated other comprehensive loss	(18,369)	(13,083)	(10,258)	(1,176)
Total shareholders’ equity	407,184	406,487	404,459	409,107

Total liabilities and shareholders’ equity	$6,346,590	$6,243,670	$6,081,766	$6,075,228

                                                                            Page 5
REPUBLIC BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Interest Income
Interest and fees on loans	$78,205	$67,457	$152,364	$131,921
Interest on securities and FHLB stock dividends	14,410	13,280	28,650	24,657
Total interest income	92,615	80,737	181,014	156,578

Interest Expense
Deposits	22,800	16,667	44,162	31,855
Short-term borrowings	14,099	8,325	25,569	13,945
Long-term FHLB advances and security repurchase agreements	17,180	15,919	32,984	31,549
Long-term debt	1,075	1,075	2,150	2,150
Total interest expense	55,154	41,986	104,865	79,499
Net interest income	37,461	38,751	76,149	77,079
Provision for loan losses	1,750	1,400	3,150	2,900
Net interest income after provision for loan losses	35,711	37,351	72,999	74,179

Noninterest Income
Service charges	3,315	3,008	6,308	5,689
Mortgage banking income	2,184	3,232	4,019	9,057
Gain on sale of securities	6	292	68	727
Gain on sale of SBA loans	269	561	817	953
Income from bank owned life insurance	981	1,080	1,960	2,093
Other noninterest income	1,204	713	2,066	1,405
Total noninterest income	7,959	8,886	15,238	19,924

Noninterest Expense
Salaries and employee benefits	11,406	12,350	23,726	25,766
Occupancy expense of premises	2,433	2,495	5,124	5,196
Equipment expense	1,419	1,599	2,853	3,223
Other noninterest expense	4,819	4,815	9,346	9,946
Total noninterest expense	20,077	21,259	41,049	44,131
Income before income taxes	23,593	24,978	47,188	49,972
Provision for income taxes	7,197	7,503	14,375	15,190
Net income	$16,396	$17,475	$32,813	$34,782

Basic earnings per share	$.22	$.23	$.44	$.45
Diluted earnings per share	$.22	$.23	$.44	$.45

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(In thousands, except operating data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Operating Data (in millions):
Residential mortgage loan closings:
Fixed rate	$218	$246	$375	$449
Adjustable rate	74	163	142	305
Total residential mortgage loan closings	$292	$409	$517	$754

Conventional loans	$135	$217	$248	$411
Government loans	24	35	44	65
Construction loans	45	57	64	91
Jumbo and other loans	88	100	161	187
Total residential mortgage loan closings	$292	$409	$517	$754

Refinances (percent of total)	31%	33%	37%	39%
Mortgage loan sales	$86	$174	$165	$475

Commercial loan closings:
Commercial loans	$122	$194	$243	$300
SBA loans	12	15	23	24
Total commercial loan closings	$134	$209	$266	$324

Consumer loan closings:	$80	$137	$145	$212

Performance Ratios (annualized for the quarter):
Return on average assets	1.05%	1.16%	1.06%	1.17%
Return on average equity	16.08%	17.00%	16.04%	16.88%
Net interest margin	2.54%	2.73%	2.60%	2.76%
Efficiency ratio (1)	43.38%	44.01%	44.12%	45.00%

Per Common Share Data:
Average common shares outstanding - diluted	75,116	77,578	75,333	77,948
Cash dividends declared	$.11	$.10	$.22	$.20
Book value	$5.47	$5.37	$5.47	$5.37
Tangible book value	$5.42	$5.31	$5.42	$5.31

	June 30,	Mar. 31,	Dec. 31,	June 30,
	2006	2006	2005	2005
Capital Ratios:
Shareholders’ equity to assets	6.42%	6.51%	6.65%	6.73%
Tier 1 risk-based capital	10.98%	11.12%	11.24%	11.38%
Total risk-based capital	12.03%	12.18%	12.32%	12.50%
Tier 1 leverage	7.52%	7.58%	7.57%	7.57%

(1)	Includes total noninterest expense, divided by total revenue (FTE), excluding gain on sale of securities.

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2006			June 30, 2005
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$1,068	$14	5.39%	$782	$4	2.04%
Mortgage loans held for sale	34,536	576	6.68	78,096	1,158	5.93
Securities available for sale:
Taxable	697,322	8,821	5.06	634,758	7,337	4.62
Tax-exempt	219,290	2,884	5.28	225,589	3,078	5.47
Securities held to maturity	219,298	2,508	4.57	257,529	2,970	4.61
Portfolio loans:
Commercial loans	1,767,998	32,735	7.32	1,613,861	26,113	6.40
Residential real estate mortgage loans	2,294,472	31,483	5.49	2,172,126	28,459	5.24
Installment loans	721,242	13,411	7.46	747,193	11,727	6.30
Total loans, net of unearned income	4,783,712	77,629	6.46	4,533,180	66,299	5.83
FHLB stock	80,461	1,054	5.25	80,709	855	4.25
Total interest-earning assets	6,035,687	93,486	6.17	5,810,643	81,701	5.61
Allowance for loan losses	(42,853)			(41,986)
Cash and due from banks	44,591			46,963
Other assets	235,782			210,222
Total assets	$6,273,207			$6,025,842

Average Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$181,350	$313	0.69%	$199,899	$231	0.46%
Savings and money market accounts	829,701	4,583	2.22	988,919	3,967	1.60
Retail certificates of deposit	1,179,905	11,497	3.91	986,261	7,900	3.21
Wholesale deposits	543,375	6,407	4.73	555,416	4,569	3.29
Total interest-bearing deposits	2,734,331	22,800	3.34	2,730,495	16,667	2.45
Short-term borrowings	1,168,438	14,099	4.77	1,076,191	8,325	3.06
Long-term FHLB advances and security repurchase agreements	1,596,644	17,180	4.26	1,429,282	15,919	4.41
Long-term debt	50,000	1,075	8.60	50,000	1,075	8.60
Total interest-bearing liabilities	5,549,413	55,154	3.96	5,285,968	41,986	3.16
Noninterest-bearing deposits	272,105			286,356
Other liabilities	43,865			42,342
Total liabilities	5,865,383			5,614,666
Shareholders’ equity	407,824			411,176
Total liabilities and shareholders’ equity	$6,273,207			$6,025,842

Net interest income/rate spread (FTE)		$38,332	2.21%		$39,715	2.45%

FTE adjustment		$871			$964

Impact of noninterest- bearing sources of funds			0.33%			0.28%

Net interest margin (FTE)			2.54%			2.73%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	Six Months Ended			Six Months Ended
	June 30, 2006			June 30, 2005
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Average Assets:
Short-term investments	$950	$22	4.99%	$1,421	$13	1.77%
Mortgage loans held for sale	30,362	967	6.37	95,767	2,820	5.89
Securities available for sale:
Taxable	693,318	17,292	4.99	582,619	13,318	4.55
Tax-exempt	218,131	5,761	5.33	212,788	5,779	5.48
Securities held to maturity	222,203	5,207	4.69	246,181	5,661	4.60
Portfolio loans:
Commercial loans	1,748,938	63,715	7.25	1,600,064	50,583	6.29
Residential real estate mortgage loans	2,256,270	61,329	5.44	2,146,300	55,965	5.21
Installment loans	725,698	26,353	7.32	741,881	22,553	6.13
Total loans, net of unearned income	4,730,906	151,397	6.39	4,488,245	129,101	5.75
FHLB stock	80,493	2,098	5.26	80,710	1,681	4.20
Total interest-earning assets	5,976,363	182,744	6.11	5,707,731	158,373	5.55
Allowance for loan losses	(42,706)			(41,875)
Cash and due from banks	43,990			49,046
Other assets	232,789			208,535
Total assets	$6,210,436			$5,923,437

Average Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$181,895	$593	0.66%	$200,189	$452	0.46%
Savings and money market accounts	854,252	8,991	2.12	1,030,271	8,097	1.57
Retail certificates of deposit	1,158,052	21,677	3.77	950,572	14,908	3.16
Wholesale deposits	575,519	12,901	4.52	554,209	8,398	3.03
Total interest-bearing deposits	2,769,718	44,162	3.22	2,735,241	31,855	2.35
Short-term borrowings	1,117,662	25,569	4.55	985,279	13,945	2.81
Long-term FHLB advances and security repurchase agreements	1,550,038	32,984	4.23	1,420,863	31,549	4.42
Long-term debt	50,000	2,150	8.60	50,000	2,150	8.60
Total interest-bearing liabilities	5,487,418	104,865	3.82	5,191,383	79,499	3.06
Noninterest-bearing deposits	268,381			278,231
Other liabilities	45,575			41,710
Total liabilities	5,801,374			5,511,324
Shareholders’ equity	409,062			412,113
Total liabilities and shareholders’ equity	$6,210,436			$5,923,437

Net interest income/rate spread (FTE)		$77,879	2.29%		$78,874	2.49%

FTE adjustment		$1,730			$1,795

Impact of noninterest- bearing sources of funds			0.31%			0.27%

Net interest margin (FTE)			2.60%			2.76%

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	June 30,	March 31,	Dec. 31,	June 30,
	2006	2006	2005	2005
Portfolio Loan Summary:

Commercial loans:
Commercial and industrial	$28,554	$27,639	$28,314	$29,753
Commercial real estate mortgage	1,751,263	1,726,789	1,669,556	1,612,718
Total commercial loans	1,779,817	1,754,428	1,697,870	1,642,471
Residential real estate mortgages	2,326,491	2,267,385	2,193,128	2,137,046
Installment loans:
Home equity lines of credit	353,912	371,955	390,373	444,871
Home equity term loans	195,320	179,578	170,352	136,522
Other consumer loans	173,948	173,624	176,535	172,219
Total installment loans	723,180	725,157	737,260	753,612
Total portfolio loans	$4,829,488	$4,746,970	$4,628,258	$4,533,129

Non-Performing Assets:

Non-accrual loans:
Commercial	$34,355	$26,395	$27,344	$14,550
Residential real estate mortgage	19,273	21,484	19,026	12,202
Installment	2,059	1,758	2,413	1,100
Total non-accrual loans	55,687	49,637	48,783	27,852
Other real estate owned:
Commercial	4,598	6,287	8,575	4,441
Residential real estate mortgage	5,592	4,856	3,029	3,399
Installment	861	1,449	712	1,077
Total other real estate owned	11,051	12,592	12,316	8,917
Total non-performing assets	$66,738	$62,229	$61,099	$36,769

Allowance for Loan Losses (for the quarter):

Balance at beginning of period	$42,342	$42,122	$41,946	$41,855
Loans charged off:
Commercial	411	626	1,387	907
Residential real estate mortgage	390	535	340	719
Installment	351	559	294	270
Total charge-offs	1,152	1,720	2,021	1,896
Recoveries:
Commercial	51	333	334	242
Residential real estate mortgage	1	47	135	17
Installment	132	160	228	253
Total recoveries	184	540	697	512
Net charge-offs	968	1,180	1,324	1,384
Provision charged to expense	1,750	1,400	1,500	1,400
Balance at end of period	$43,124	$42,342	$42,122	$41,871

REPUBLIC BANCORP INC.
SUMMARY OF SELECTED FINANCIAL DATA
(Dollars in thousands)

	June 30,	March 31,	Dec. 31,	June 30,
	2006	2006	2005	2005
Asset Quality Ratios:
Non-performing assets to loans and
other real estate owned	1.38%	1.31%	1.32%	.81%
Non-performing assets to total assets	1.05%	1.00%	1.00%	.61%
Allowance for loan losses
to non-performing loans	77.44%	85.30%	86.35%	150.33%
Allowance for loan losses to loans	.89%	.89%	.91%	.92%
Allowance for loan losses to loans (excluding
residential real estate mortgages)	1.72%	1.71%	1.73%	1.75%
Net charge-offs to average loans: (1)
Commercial loans	.08%	.07%	.25%	.16%
Residential real estate mortgage loans	.07%	.09%	.04%	.13%
Installment loans	.12%	.22%	.03%	.01%
Total loans	.08%	.10%	.11%	.12%

(1)	Quarter-to-date, annualized.